Exhibit 10.5

Heartland Media Acquisition Corp.
3282 Northside Pkwy, Suite 275
Atlanta, GA 30327

Heartland Media, LLC 3282 Northside Pkwy, Suite 275 Atlanta, GA 30327	January 20, 2022

Re:	Administrative Services Agreement

Gentlemen:

This letter agreement by and between Heartland Media Acquisition Corp., a Delaware corporation (the “Company”), and Heartland Media, LLC, a Delaware limited liability company (“Heartland Media”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-261374), as amended, filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.	Heartland Media shall make available to the Company, at 3282 Northside Pkwy, Suite 275, Atlanta, GA 30327 (or any successor location or other existing office locations of Heartland Media or any of its affiliates), certain office space, administrative and support services, including compliance services, as may be reasonably requested by the Company. In exchange therefor, the Company shall pay, on the first day of each month, to Heartland Media the sum of $20,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.	Heartland Media hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, provided that Heartland Media may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

HEARTLAND MEDIA ACQUISITION CORP.

		By:	/s/ Robert S. Prather, Jr.
		Name:	Robert S. Prather, Jr.
		Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

HEARTLAND MEDIA, LLC

By:	/s/ Robert S. Prather, Jr.
Name:	Robert S. Prather, Jr.
Title:	Managing Member

[Signature Page to Administrative Services Agreement]